UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2004

MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

On June 23, 2004, we issued a press release raising our guidance for the 2004 second quarter ending June 30, 2004 and for the year ending December 31, 2004. The text of the press release is as follows:

MOBILE MINI, INC. RAISES GUIDANCE FOR 2004 SECOND QUARTER
AND FULL YEAR

Tempe, AZ – June 23, 2004 — Mobile Mini, Inc. (NASDAQ National Market: MINI) today raised its guidance for the 2004 second quarter ending June 30, 2004 and for the year ending December 31, 2004. Based upon a continuing strong increase in demand for its portable storage products, which has resulted in a higher than expected internal growth rate (the increase in leasing revenues at locations open one year or more, excluding growth from acquisitions at such locations), improving yield (total lease revenues per unit on rent) and significant gains in units on rent, preliminary indications point to second quarter 2004 diluted earnings per share of between $0.28 and $0.29, up from previous guidance of at least $0.25 per diluted share. Second quarter 2004 guidance factors in approximately $0.06 per share in higher interest expense related to the issuance of the Company’s 9.5% Senior Notes which were issued in June 2003. Diluted earnings per share for the comparable period in 2003 was $0.30, after adjustment to exclude the effects of debt restructuring expense of $10.4 million ($6.4 million, after tax) and $155,000 of costs associated with certain Florida litigation. Mobile Mini expects to issue its 2004 second quarter financial results on Wednesday, July 28, 2004.

Steven Bunger, Chairman, President & CEO of Mobile Mini noted, “Our first quarter started on a strong note, and our results have been steadily, if not dramatically improving throughout this spring and early summer. Most notably, our internal growth rate has been climbing, and for the second quarter was in the double-digits. As a result, there has been a significant gain in units on lease; this was especially the case by late June when the number of units on lease was running 11% ahead of the time last year. At the same time, rental rates have continued their upward trend of the prior two quarters. Therefore, in addition to raising our earnings guidance for the second quarter, we are increasing our earnings expectations for 2004 to between $1.27 and $1.30 per diluted share, which includes the annualized impact of $0.24 per diluted share relating to the higher interest expense mentioned above.” In 2003, the Company reported diluted earnings per share of $1.21, after adjustment to exclude the effects of debt restructuring expense of $10.4 million ($6.4 million, after tax) and approximately $8.5 million of costs associated with certain litigation. The 2003 earnings per share figure included one-half year’s impact, or $0.12 per diluted share, of additional interest expense which resulted from the issuance of the Senior Notes during June 2003.

Mobile Mini, Inc. is North America’s leading provider of portable storage solutions through its total fleet of over 93,000 portable storage units and portable offices. The Company currently has 47 branches and operates in 27 states and one Canadian province. For three consecutive years, Mobile Mini was named to Forbes Magazine’s list of the 200 Best Small Companies in America. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, particularly regarding operating prospects and earnings estimates for the quarter ending June 30, 2004 and the year ending December 31, 2004, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of

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the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		www.theequitygroup.com
(480) 894-6311
ww.mobilemini.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: June 23, 2004	/s/ Larry Trachtenberg
	Name:	Larry Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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